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                                                                    EXHIBIT 23.5



                 CONSENT OF BANCBOSTON ROBERTSON STEPHENS INC.


     We hereby consent to the inclusion of and reference to our opinion dated October 25, 1999 to the Board of Directors of bamboo.com, Inc. ("bamboo.com") in the Registration Statement on Form S-4 (the "Registration Statement") of bamboo, covering common stock of bamboo to be issued in connection with the proposed business combination involving bamboo and Interactive Pictures Corporation. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.



                                   /s/ BancBoston Robertson Stephens Inc.
                                   --------------------------------------
                                   BancBoston Robertson Stephens Inc.
                                   San Francisco, California
                                   November 17, 1999